Exhibit 4.4
When recorded mail to:
James A. Tisckos Central Illinois Public Service Company 607 East Adams Street Springfield, IL 62739

Executed in 100 Counterparts, No. __.
Supplemental Indenture
dated as of August 1, 2006
Central Illinois Public Service Company
to
U.S. Bank National Association
and Patrick J. Crowley, as trustees

(Supplemental to the Indenture of Mortgage or Deed of Trust
dated October 1, 1941, executed by Central Illinois Public Service Company to Continental Illinois National Bank and Trust Company of Chicago
and Edmond B. Stofft, as trustees)
(Providing for First Mortgage Bonds, 2006 Credit Agreement Series)

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Central Illinois Public Service Company, c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

This Supplemental Indenture, dated as of August 1, 2006, made and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the “Company”), and U.S. BANK NATIONAL ASSOCIATION (formerly U.S. Bank Trust National Association, formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the “Trustee”), and Patrick J. Crowley (successor Co-Trustee), of the City of Montvale, Bergen County, State of New Jersey, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964, June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971, September 1, 1971, May 1, 1972, December 1, 1973, March 1, 1974, April 1, 1975, October 1, 1976, November 1, 1976, October 1, 1978, August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992, April 1, 1993, June 1, 1995, March 15, 1997, June 1, 1997, December 1, 1998, June 1, 2001, October 1, 2004 and June 1, 2006 heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the “Indenture”; and said U.S. Bank National Association and Patrick J. Crowley, as such Trustees, being hereinafter sometimes referred to as the “Trustees” or the “Trustees under the Indenture”;

WITNESSETH:

WHEREAS, the Company has entered into a Credit Agreement, dated as of July 14, 2006 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, Central Illinois Light Company, Illinois Power Company, AmerenEnergy Resources Generating Company and CILCORP Inc., as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) for the Lenders, providing for the making of certain financial accommodations thereunder to the Company, and pursuant to such Credit Agreement, the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”), a new series of bonds under the Indenture;

WHEREAS, for such purposes, the Company has determined, by resolutions duly adopted by its Board of Directors, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, 2006 Credit Agreement Series (hereinafter sometimes referred to as the “bonds of 2006 Credit Agreement Series” or the “bonds of said Series”), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended, Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing not to exceed $135,000,000 aggregate principal amount of bonds of 2006 Credit Agreement Series and setting forth the form, terms, provisions and characteristics thereof, and (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided; and

WHEREAS, the bonds of 2006 Credit Agreement Series shall be issued to the Agent as evidence of and security for the Company Obligations under the Credit Agreement;

WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

WHEREAS, the bonds of 2006 Credit Agreement Series are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and the bonds of 2006 Credit Agreement Series and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

[FORM OF BOND]

No. _______	$__________
Illinois Commerce Commission
Identification No.: Ill. C.C. No. ____

Notwithstanding any provisions hereof or in the Indenture
this Bond is not assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement, dated
as of July 14, 2006, hereinafter referred to.

Central Illinois Public Service Company
First Mortgage Bond, 2006 Credit Agreement Series

REGISTERED OWNER: JPMorgan Chase Bank, N.A.,
PRINCIPAL AMOUNT _________________________________ DOLLARS

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, an Illinois corporation (hereinafter referred to as the “Company”), for value received, hereby promises to pay to the Registered Owner specified above, as administrative agent (in such capacity, the “Agent”) for the Lenders (as defined below) under the Credit Agreement, dated as of July 14, 2006, by and among the Company, Central Illinois Light Company, Illinois Power Company, AmerenEnergy Resources Generating Company and CILCORP Inc., as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (as amended or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the Principal Amount specified above or such lesser principal amount as shall be equal to the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company outstanding on the Maturity Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company, but not in excess of the Principal Amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Maturity Date or in the event of redemption of this bond, until the redemption date.

Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of this bond. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Maturity Date will be paid on the next succeeding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Supplemental Indenture dated as of June 15, 2006, hereinafter referred to, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the Defaulted Interest shall be paid to the person in whose name this bond is registered on the Record Date to be established by the Trustee for payment of such Defaulted Interest. As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Both the principal of and the interest on this bond shall be payable in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to U.S. Bank National Association (formerly U.S. Bank Trust National Association, formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the “Trustee”) and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto, including the Supplemental Indenture pursuant to which $135,000,000 in aggregate principal amount of the First Mortgage Bonds, 2006 Credit Agreement Series (the “2006 Credit Agreement Series Bonds”) are authorized, each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the “Indenture”); and said U.S. Bank National Association and Patrick J. Crowley (successor Co-Trustee) being now the Trustees under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

The 2006 Credit Agreement Series Bonds are to be issued and delivered to the Agent in order to evidence and secure the obligations of the Company under the Credit Agreement to make payments to the Lenders under the Credit Agreement and to provide the Lenders the benefit of the lien of the Indenture with respect to the 2006 Credit Agreement Series Bonds.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2006 Credit Agreement Series Bonds except on the Maturity Date of the Company or upon redemption hereof. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2006 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2006 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2006 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the 2006 Credit Agreement Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the 2006 Credit Agreement Series Bonds shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the 2006 Credit Agreement Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on the 2006 Credit Agreement Series Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

This bond is not redeemable except upon written demand of the Agent following the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, as provided under the Credit Agreement.

In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. This bond is exchangeable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange heretofore; provided, that the Company shall not be required to exchange any bonds of 2006 Credit Agreement Series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

The Agent shall surrender this bond to the Trustee when each of the Borrower Sublimit and the Borrower Credit Exposure have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee’s Certificate endorsed hereon.

IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY By ______________________________ President
Attest: By_____________________________ Secretary

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee By_______________________________ Authorized Officer

[END OF FORM OF BOND]

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further securing the due and punctual payment of the principal of and interest on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby and $135,000,000 aggregate principal amount of the bonds of 2006 Credit Agreement Series, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto U.S. Bank National Association and Patrick J. Crowley, as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to January 1, 2006, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of 2006 Credit Agreement Series and to fix the terms, provisions and characteristics of the bonds of 2006 Credit Agreement Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

Article I

Section 1.1  A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as “First Mortgage Bonds, 2006 Credit Agreement Series” and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created and authorized. The bonds of 2006 Credit Agreement Series and the Trustee’s Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited (the “Bond Form”). Each bond of 2006 Credit Agreement Series is to be issued and registered in the name of the Agent under the Credit Agreement to evidence and secure any and all Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”) under the Credit Agreement. Each bond of 2006 Credit Agreement Series shall be dated as of the Interest Payment Date (as defined below) thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the date of original issuance.

The bonds of 2006 Credit Agreement Series shall be issued in the aggregate principal amount of $135,000,000 and shall mature on the Maturity Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company.

The bonds of 2006 Credit Agreement Series shall bear interest from their date as set forth in the Bond Form. Interest on the bonds of 2006 Credit Agreement Series shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of the bonds of 2006 Credit Agreement Series. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable by the Company with respect to the Maturity Date will be paid on the next succeeding Business Day.

Both the principal of and the interest on the bonds of 2006 Credit Agreement Series shall be payable at the times and in the manner set forth in the form of bond set out herein and in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

Section 1.2  Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name bonds of 2006 Credit Agreement Series are registered (the “Registered Owner”) at the close of business on the Record Date (as defined below) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of 2006 Credit Agreement Series are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2006 Credit Agreement Series Bonds except on the Maturity Date of the Company or upon redemption as provided in this Supplemental Indenture. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2006 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2006 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2006 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the bonds of 2006 Credit Agreement Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the bonds of 2006 Credit Agreement Series shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the bonds of 2006 Credit Agreement Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on the bonds of 2006 Credit Agreement Series has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

Section 1.3  As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Section 1.4  Except as set forth herein, the bonds of 2006 Credit Agreement Series are not redeemable. Upon the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, the bonds of 2006 Credit Agreement Series shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Credit Agreement both a Default by the Company and a declaration of acceleration of the Company Obligations and demanding redemption of the bonds of 2006 Credit Agreement Series (including a description of the amount of principal, interest, fees, cash collateralization obligations and other amounts which comprise such Company Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture and any other notice required under the Indenture, including notice to be given by the Company, shall be deemed satisfied by the notice given by the Agent as aforesaid. Upon surrender of the bonds of 2006 Credit Agreement Series by the Agent to the Trustee, the bonds of 2006 Credit Agreement Series shall be redeemed at a redemption price equal to the aggregate amount of the Company Obligations.

Section 1.5  The bonds of 2006 Credit Agreement Series shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. The bonds of 2006 Credit Agreement Series are exchangeable by the Registered Owner thereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of said bonds and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange theretofore; provided, that the Company shall not be required to exchange any bonds of 2006 Credit Agreement Series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

Section 1.6  The bonds of 2006 Credit Agreement Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

(a)  bonds of 2006 Credit Agreement Series executed on behalf of the Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

(b)  such corporate seal of the Company may be a facsimile, and any bonds of 2006 Credit Agreement Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

Section 1.7  As provided in Section 8.4 of the Credit Agreement, the Agent shall surrender the bonds of 2006 Credit Agreement Series to the Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

Article II

Section 2.1  Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words “Series 1997-2, Senior Notes Series AA-1, Senior Notes Series AA-2, Senior Notes Series BB, Environmental Improvement Series 2004 and Senior Notes Series CC” wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words “Series 1997-2, Senior Notes Series AA-1, Senior Notes Series AA-2, Senior Notes Series BB, Environmental Improvement Series 2004, Senior Notes Series CC and 2006 Credit Agreement Series” and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

Article III

Section 3.1  The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

Section 3.2  Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

Section 3.3  All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds of 2006 Credit Agreement Series and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended, and the Agent, for the benefit of the Lenders under the Credit Agreement.

This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $496,500,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

Series	Interest Rate (%)	Maturity Date	Principal Amount ($)

1997-2	7.61	June 1, 2017	40,000,000
Senior Notes AA-1	5.375	December 15, 2008	15,000,000
Senior Notes AA-2	6.125%	December 15, 2028	60,000,000
Senior Notes BB	6.625%	June 15, 2011	150,000,000
Series 2004	*	July 1, 2025	35,000,000
Senior Notes CC	6.70%	June 15, 2036	61,500,000
2006 Credit Agreement	**	**	135,000,000(a)

		Total........	496,500,000

Section 3.4  The Company acknowledges and intends that all advances made to it by the Lenders under the Credit Agreement, including future advances whenever hereafter made, shall be a lien from the time this Supplemental Indenture is recorded, as provided in Section 15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 15-1101, et seq. The amount of the bonds of the 2006 Credit Agreement Series which comprises the principal amount then outstanding of the Obligations under the Credit Agreement constitutes revolving credit indebtedness secured by a mortgage on real property, pursuant to the terms and conditions of 205 ILCS 5/5d from the date of this Supplemental Indenture.

________________________
* As determined in accordance with the Indenture of Trust dated as of October 1, 2004 between the Illinois Finance Authority and UMB Bank, N.A., as Trustee.

** As determined in accordance with the Credit Agreement.

(a) To be presently issued by the Company under said Indenture.

In WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said U.S. Bank National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Vice Presidents, and said Patrick J. Crowley, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed and sealed this instrument; all as of the day and year first above written.

Central Illinois Public Service Company By /s/ Jerre E. Birdsong Name: Jerre E. Birdsong Title: Vice President and Treasurer
(Corporate Seal) Attest: By: /s/ G.L. Waters Name: G.L.Waters Title: Assistant Secretary

U.S. Bank National Association By: /s/ Beverly A. Freeney Name: Beverly A. Freeney Title: Vice President
(Corporate Seal) Attest: By: /s/ Jean Clarke Name: Jean Clarke Title: Assistant Vice President
By: /s/ Patrick J. Crowley (Seal) Patrick J. Crowley

State of Missouri )
                                ) SS
City of St. Louis   )

I, Carol A. Head, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of Central Illinois Public Service Company, a corporation organized and existing under the laws of the State of Illinois, and G.L. Waters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 31st day of August 2006, in the City and State aforesaid.

/s/ Carol A. Head
Carol A. Head Notary Public
(Notarial Seal)

My commission expires September 23, 2006

State of New York    )
) SS
County of Queens   )

I, Janet P. O’Hara, a Notary Public in and for Queens County in the State aforesaid, do hereby certify that:

(a) Beverly A. Freeney, a Vice President of U.S. Bank National Association, a national banking association, and Jean Clarke, an Assistant Vice President of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth; and

(b) Patrick J. Crowley, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this 31st day of August, 2006.

/s/ Janet P. O’Hara Notary Public

(Notarial Seal)

My Commission expires November 3, 2009